Exhibit 10.10

FIRST AMENDMENT

TO THE

CDI CORP.

STOCK PURCHASE PLAN FOR MANAGEMENT EMPLOYEES AND

NON-EMPLOYEE DIRECTORS

In accordance with the power reserved to it in Article 10 of the CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (the “Plan”), the Board of Directors of CDI Corp. (the “Company”) hereby amends the Plan, effective December 31, 2008 as follows:

1. Section 4.1 of Article 4 is hereby amended in its entirety as follows:

“4.1 Mandatory Participation.

(i) In General. Certain Eligible Employees designated by the Committee, in accordance with procedures established by the Committee, no later than December 31 of the calendar year preceding the calendar year during which services are to be performed with respect to such Eligible Employees’ Annual Bonus Awards, are required to purchase SPP Units and shall automatically have 25%, or such other percentage as the Committee shall determine at the time of such designation, of the pre-tax amount of their Annual Bonus Awards withheld and used to purchase SPP Units.

(ii) First Year of Eligibility. Notwithstanding the foregoing, with respect to an Eligible Employee’s first year of eligibility only, the Committee may designate an Eligible Employee for mandatory participation (as described in subsection (i) above), on any date during the calendar year in which services are to be performed with respect to such Eligible Employee’s Annual Bonus Award, but no later than 30 days after the date such Eligible Employee first becomes eligible to participate in the Plan. Such mandatory participation shall only apply with respect to compensation paid for services performed after the Committee designates such Eligible Employee for mandatory participation pursuant to this Section.

(iii) For purposes of this Section 4.1, effective December 31, 2008 and thereafter, any designation made by the Committee regarding an Eligible Employee’s mandatory participation pursuant to this Section 4.1 shall renew and be effective without any action required by the Committee for each succeeding year, unless modified by the Committee no later than December 31 of the calendar year preceding the year in which such modified, or eliminated, mandatory participation is to be effective. The Committee’s designation or renewed designation, if applicable, of an Eligible Employee’s mandatory participation for a calendar year shall be irrevocable.”

2. Section 4.2 of Article 4 is hereby amended in its entirety as follows:

“4.2 Voluntary Participation. Any Eligible Employee (including any Eligible Employee designated to participate on a mandatory basis pursuant to Section 4.1) may participate on a voluntary basis by electing pursuant to Section 4.5 to have up to 25%, or such other maximum percentage as the Committee may determine, of the pre-tax amount of his or her Annual Bonus Award withheld and used to purchase SPP Units. For those Eligible Employees described in Section 4.1, this amount is in addition to the automatic, required withholding described in Section 4.1.”

3. Section 4.5 is hereby amended in its entirety to read as follows:

“4.5 Eligible Employee Elections.

(i) In General. An Eligible Employee must notify the Committee by such time as the Committee determines, which shall be no later than December 31 of the year preceding the year during which services are performed with respect to such Eligible Employee’s Annual Bonus Award, of the percentage of such Annual Bonus Award that such Eligible Employee voluntarily elects to use to purchase SPP Units pursuant to Section 4.2, if any, and the number of years that such Eligible Employee elects to have in the Vesting Period for SPP Units to be purchased pursuant to Sections 4.1 and/or 4.2.

(iii) First Year of Eligibility. Notwithstanding the foregoing, with respect to an Eligible Employee’s first year of eligibility only, such Eligible Employee may make an election described in subsection (i) above during the calendar year in which services are to be performed with respect to such Eligible Employee’s Annual Bonus Award, but no later than 30 days after the date such Eligible Employee first becomes eligible to participate in the Plan. Such election shall only apply with respect to compensation paid for services performed after the election date.

(iii) If an Eligible Employee fails to make such an election, the Eligible Employee shall be deemed to have elected not to make any voluntary purchases of SPP Units for that year and to have elected a three year Vesting Period for any SPP Units involuntarily purchased pursuant to Section 4.1. An Eligible Employee’s election to voluntarily purchase SPP Units pursuant to Section 4.2 and election of a Vesting Period pursuant to Section 6.1 for a calendar year shall be irrevocable.”

4. Section 5.1 is hereby amended in its entirety to read as follows:

“Section 5.1 Mandatory Participation.

(i) In General. Certain Eligible Directors designated by the Board, in accordance with procedures established by the Board, no later than December 31 of the calendar year preceding the Director Year during which services are to be performed with respect to such Eligible Director’s Director’s Fees, are required to purchase SPP Units and shall automatically have a percentage, determined by the Board at the time of such designation, of the pre-tax amount of their Director’s Fees withheld and used to purchase SPP Units.

(ii) First Year of Eligibility. Notwithstanding the foregoing, with respect to an Eligible Director’s first year of eligibility only, the Board may designate an Eligible Director for mandatory participation (as described in subsection (i) above), on any date during the calendar year in which services are to be performed with respect to such Eligible Director’s Director’s Fees, but no later than 30 days after the date such Eligible Director first becomes eligible to participate in the Plan. Such mandatory participation shall only apply with respect to compensation paid for services performed after the Board designates such Eligible Director for mandatory participation pursuant to this Section.

(iii) For purposes of this Section 5.1, effective December 31, 2008 and thereafter, any designation made by the Board regarding an Eligible Director’s mandatory participation pursuant to this Section 5.1 shall renew and be effective without any action required by the Board for each succeeding year, unless modified by the Board no later than December 31 of the calendar year preceding the year in which such modified, or eliminated, mandatory participation is to become effective. The Board’s designation or renewed designation, if applicable, of an Eligible Director’s mandatory participation for a calendar year shall be irrevocable.”

5. Section 5.2 is hereby amended in its entirety to read as follows:

“Section 5.2 Voluntary Participation. Any Eligible Director (including any Eligible Director designated to participate on an involuntary basis pursuant to Section 5.1) may participate on a voluntary basis by electing pursuant to Section 5.5 to have up to 100% (or such lesser amount of Director’s Fees remaining available as a result of such Eligible Director’s having been designated to participate pursuant to Section 5.1) of the pre-tax amount of their Director’s Fees withheld and used to purchase SPP Units.”

6. Section 5.3 is hereby amended in its entirety to read as follows:

“Section 5.3 Company Matching Contributions. Unless otherwise determined by the Board, the Company shall make a matching contribution to a Director Participant’s SPP Account of one SPP Unit for every three SPP Units purchased by the Director Participant through voluntary participation pursuant to Section 5.2, but shall not match SPP Units purchased through mandatory participation pursuant to Section 5.1.”

7. Section 5.5 is hereby amended in its entirety to read as follows:

“5.5 Eligible Director Elections.

(i) An Eligible Director must notify the Board by such time as the Board determines, which shall be no later than December 31 of the calendar year preceding the Director Year during which services will commence with respect to such Eligible Director’s Director’s Fees, of the percentage of such Director’s Fees that the Eligible Director voluntarily elects to use to purchase SPP Units pursuant to Section 5.2, if any, and the number of years that the Eligible Director elects to have in the Vesting Period for SPP Units to be purchased pursuant to Sections 5.1 and/or 5.2.

(ii) First Year of Eligibility. Notwithstanding the foregoing, with respect to an Eligible Director’s first year of eligibility only, such Eligible Director may make an election described in subsection (i) above during the calendar year in which services are to be performed with respect to such Eligible Director’s Director’s Fees, but no later than 30 days after the date such Eligible Director first becomes eligible to participate in the Plan. Such election shall only apply with respect to compensation paid for services performed after the election date.

(iii) If the Eligible Director fails to make such an election, the Eligible Director shall be deemed to have elected not to make any voluntary purchases of SPP Units for the following Director Year and to have elected a three year Vesting Period for any SPP Units involuntarily purchased pursuant to Section 5.1. An Eligible Director’s election to voluntarily purchase SPP Units pursuant to Section 5.2 and election of a Vesting Period pursuant to Section 6.1 for the following Director Year shall be irrevocable.”

7. A new Section 11.11 is hereby added to the Plan, which shall read in its entirety as follows:

“11.11. Compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, if (i) a Participant is entitled to receive any payment under the Plan by reason of his ‘separation from service’ (as such term is defined in Code Section 409A) other than as a result of his death, (ii) the Participant is a ‘specified employee’ within the meaning of Code Section 409A for the period in which the payment would otherwise be made, and (iii) such payment would otherwise subject the Participant to any tax, interest or penalty imposed under Code Section 409A (or any regulation promulgated thereunder) if such payment would be made within six months of a termination of the Participant’s employment, then such payment shall not be made until the first day which is at least six months after the termination of the Participant’s employment.”

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To record the adoption of this First Amendment to the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 22nd day of December, 2008.

CDI CORP.

By:	/s/ Roger H. Ballou
Roger H. Ballou, President and
Chief Executive Officer

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